Interface, Inc.
Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures
(In millions)
	Three Months Ended			Nine Months Ended
	10/01/06	10/02/05	% Change	10/01/06	10/02/05	% Change
Net Sales Excluding European Fabrics	$270.6	$228.5	18.4%	$762.6	$677.1	12.6%
Net Sales - European Fabrics	--	15.4		17.3	48.1
Net Sales - as Reported	$270.6	$243.9		$779.9	$725.2

	Three Months Ended
	10/01/06	10/02/05	% Change
Operating Income Excluding European Fabrics and Loss on Disposal	$25.0	$19.6	27.6%
Operating Income - European Fabrics	--	0.9
Operating Income - as Reported	$25.0	$20.5

	Nine Months Ended
	10/01/06	10/02/05	% Change
Operating Income Excluding European Fabrics, Impairment of Goodwill, Loss on Disposition and Restructuring Charge	$67.4	$56.5	19.3%
Operating Income - European Fabrics	1.1	2.4
Impairment of Goodwill	(20.7)	--
Loss on Disposition	(1.7)	--
Restructuring Charge	(3.3)	--
Operating Income - as Reported	$42.8	$58.9

	Three Months Ended
	10/01/06	10/02/05	% Change
Net Sales Fabrics Segment Excluding European Fabrics	$36.4	$34.5	5.5%
Net Sales - European Fabrics	--	15.4
Net Sales - Fabrics Segment as Reported	$36.4	$49.9

	Three Months Ended
	10/01/06	10/02/05	% Change
Operating Income (Loss) Fabrics Segment Excluding European Fabrics	$(0.5)	$1.0	(150%)
Operating Income - European Fabrics	--	0.9
Operating Income (Loss) - Fabrics Segment as Reported	$(0.5)	$1.9

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to the current period relative to the comparable prior period. However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.